Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

September 10, 2013	For more information:
Linda Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. DECLARES QUARTERLY DIVIDEND

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) announced that earlier today its Board of Directors declared a quarterly dividend of $0.05 per common share to be paid on October 18, 2013, to shareholders of record as of the close of business on October 4, 2013.

On June 18, 2013, the Company announced the resumption of a quarterly dividend of $0.05 per share and paid its first quarterly dividend on July 19, 2013.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SMRT-F

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com